Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Tushar Jain

Synopsys, Inc.

650-584-4289

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Cara Walker

Synopsys, Inc.

650-584-5000

corp-pr@synopsys.com

Synopsys Posts Financial Results for Second Quarter Fiscal Year 2026

Announces Plan for September 2026 Investor Day

Results Summary

•	Quarterly revenue of $2.276 billion, above prior guidance; quarterly GAAP earnings per diluted share (EPS) of $0.09, and non-GAAP EPS of $3.35

•

Raising expectations for full-year total revenue to $9.665 billion at the midpoint, driven by strong performance across the business and an EPS-neutral Ansys channel-related accounting impact, partly offset by the impending close of the Processor IP Solutions business

•	Raising full-year non-GAAP EPS guidance to $14.76 at the midpoint on expanded operating margin driven by strong cost discipline and accelerating synergies

SUNNYVALE, Calif. – May 27, 2026 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its second quarter of fiscal year 2026. Revenue for the second quarter of fiscal year 2026 was $2.276 billion, compared to $1.604 billion for the second quarter of fiscal year 2025.

“Synopsys delivered a strong second quarter with solid execution and strength across the business,” said Sassine Ghazi, Synopsys president and CEO. “AI is scaling semiconductor demand, architectural diversity and complexity of chips and the systems they power—driving demand across our portfolio. Our momentum, leadership roadmap, and deep customer engagements are a strong foundation for sustained growth and margin expansion as we solve our customers’ toughest engineering challenges.”

“Second quarter revenue and non-GAAP EPS exceeded guidance. Our continued focus on execution and financial discipline sets us up for a strong second half,” said Shelagh Glaser, CFO of Synopsys. “We are raising our targets for revenue, operating margin, EPS, and free cash flow for the year, as we drive greater efficiency across the business.”

The company plans to host an Investor Day on Sept. 30, during which management will provide additional detail regarding the company’s long-term financial targets and strategy to capitalize on its sizable opportunity as the leader in engineering solutions from silicon to systems.

GAAP Results

On a U.S. generally accepted accounting principles (GAAP) basis, net income for the second quarter of fiscal year 2026 was $17.1 million, or $0.09 per diluted share, compared to $349.2 million, or $2.24 per diluted share, for the second quarter of fiscal year 2025.

Non-GAAP Results

On a non-GAAP basis, net income for the second quarter of fiscal year 2026 was $643.7 million, or $3.35 per diluted share, compared to non-GAAP net income of $572.7 million, or $3.67 per diluted share, for the second quarter of fiscal year 2025.

For a reconciliation of net income, earnings per diluted share and other measures on a GAAP and non-GAAP basis, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in two segments: (1) Design Automation, which includes our advanced silicon design, verification products and services, Ansys products, system integration products and services, digital, custom and field programmable gate array IC design software, verification software and hardware products, manufacturing software products and other; and (2) Design IP, which includes our logic libraries, embedded memories, wired interface IP, memory interface IP, security IP, and embedded processors.

Financial Targets

Synopsys also provided its consolidated financial targets for the third quarter and full fiscal year 2026. These targets assume no further changes to export control restrictions or the current U.S. government “Entity List” restrictions. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Third Quarter and Full Fiscal Year 2026 Financial Targets
(in millions, except per share amounts)

	Range for Three Months Ending July 31, 2026		Range for Fiscal Year Ending October 31, 2026
	Low	High	Low	High
Revenue (1)	$2,410	$2,460	$9,625	$9,705
GAAP Expenses	$2,075	$2,125	$8,469	$8,599
Non-GAAP Expenses	$1,440	$1,470	$5,675	$5,725
Non-GAAP Interest and Other Income (Expense), net	$(121)	$(117)	$(495)	$(485)
Non-GAAP Tax Rate	18%	18%	18%	18%
Outstanding Shares (fully diluted)	192	194	192	194
GAAP EPS	$0.84	$0.98	$2.49	$2.91
Non-GAAP EPS	$3.63	$3.69	$14.72	$14.80
Operating Cash Flow			~$2,300
Free Cash Flow (2)			~$2,000
Capital Expenditures			~$300

(1)

Fiscal year 2026 revenue includes $2.96 billion of expected Ansys revenue (including $60 million related to an accounting impact for Ansys channel partners), and reflects the impact of approximately $110 million of the divested Optical Solutions Group and PowerArtist RTL businesses, and $40 million related to the expected divestiture of the Processor IP Solutions business.

(2)	Free cash flow is calculated as cash provided from operating activities less capital expenditures.

Fiscal Year 2026 Revenue Target Raise Breakdown
(in millions)

	For Fiscal Year Ending
	October 31, 2026
	Prior Guidance Mid-Point	Business Performance		Ansys Channel Accounting Impact		Processor IP Solutions Divestiture	New Guidance Mid-Point
Revenue	$9,610	+ $	35	+ $	60	($40)	$9,665

For a reconciliation of Synopsys’ third quarter and fiscal year 2026 targets, including expenses, earnings per diluted share and other measures on a GAAP and non-GAAP basis, a discussion of the financial targets that we are not able to reconcile without unreasonable efforts and a discussion of why management believes such measurements provide useful information to investors, see “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available in the investor relations portion of Synopsys’ corporate website at www.synopsys.com. Synopsys uses its website as a tool to disclose important information about Synopsys and comply with its disclosure obligations under Regulation Fair Disclosure. A webcast replay will also be available on the corporate website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the third quarter of fiscal year 2026.

Availability of Final Financial Statements

Synopsys will include final financial statements for the second quarter of fiscal year 2026 in its quarterly report on Form 10-Q to be filed with the Securities and Exchange Commission (SEC) and available at www.sec.gov on or before June 9, 2026.

Continuing Operations

On Sept. 30, 2024, Synopsys completed the sale of its Software Integrity business. Unless otherwise noted, Synopsys’ Software Integrity business has been presented as a discontinued operation in the Synopsys’ consolidated financial statements for all periods presented herein and all financial results and targets are presented herein on a continuing operations basis.

Reconciliation of Second Quarter Fiscal Year 2026 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income, earnings per diluted share, and tax rate for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2026 Results
(unaudited and in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2026	2025	2026	2025
GAAP net income from continuing operations attributed to Synopsys	$17,105	$349,232	$82,063	$644,915
Adjustments:
Amortization of acquired intangible assets	403,631	11,656	807,866	24,252
Stock-based compensation	222,303	201,723	481,027	388,002
Restructuring charges	115,894	—	234,176	—
Acquisition/divestiture related items	23,649	69,514	39,241	144,343
Loss on sale of strategic investments	—	2,435	—	2,435
Tax adjustments	(138,848)	(61,862)	(282,170)	(158,076)

Non-GAAP net income from continuing operations attributed to Synopsys	$643,734	$572,698	$1,362,203	$1,045,871

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2026	2025	2026	2025
GAAP net income from continuing operations per diluted share attributed to Synopsys	$0.09	$2.24	$0.43	$4.13
Adjustments:
Amortization of acquired intangible assets	2.10	0.07	4.22	0.16
Stock-based compensation	1.16	1.29	2.51	2.48
Restructuring charges	0.60	—	1.22	—
Acquisition/divestiture related items	0.12	0.45	0.20	0.92
Loss on sale of strategic investments	—	0.02	—	0.02
Tax adjustments	(0.72)	(0.40)	(1.47)	(1.02)

Non-GAAP net income from continuing operations per diluted share attributed to Synopsys	$3.35	$3.67	$7.11	$6.69

Shares used in computing net income per diluted share amounts:	192,144	156,088	191,580	156,218

GAAP to Non-GAAP Tax Rate Reconciliation

(unaudited)

	Three Months Ended	Six Months Ended
	April 30, 2026	April 30, 2026
GAAP effective tax rate	12.5%	17.0%
Stock-based compensation	9.7%	4.7%
Restructuring charges	(2.1)%	(2.1)%
Income tax adjustments (1)	(2.1)%	(1.6)%

Non-GAAP effective tax rate	18.0%	18.0%

(1)	The tax adjustments are primarily due to differences in the tax rate effect of certain deductions, such as the deduction for foreign-derived intangible income and credits.

Reconciliation of 2026 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2026 Targets
(in thousands, except per share amounts)

	Range for Three Months Ending
	July 31, 2026
	Low	High
Target GAAP expenses	$2,075,000	$2,125,000
Adjustments:
Amortization of acquired intangible assets	(400,000)	(405,000)
Stock-based compensation	(230,000)	(240,000)
Restructuring charges	(5,000)	(10,000)

Target non-GAAP expenses	$1,440,000	$1,470,000

	Range for Three Months Ending
	July 31, 2026
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$0.84	$0.98
Adjustments:
Amortization of acquired intangible assets	2.10	2.07
Stock-based compensation	1.24	1.19
Restructuring charges	0.05	0.03
Tax adjustments	(0.60)	(0.58)

Target non-GAAP earnings per diluted share attributed to Synopsys	$3.63	$3.69

Shares used in non-GAAP calculation (midpoint of target range)	193,000	193,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2026 Targets
(in thousands, except per share amounts)

	Range for Fiscal Year Ending
	October 31, 2026
	Low	High
Target GAAP expenses	$8,469,241	$8,599,241
Adjustments:
Amortization of acquired intangible assets	(1,610,000)	(1,620,000)
Stock-based compensation	(945,000)	(965,000)
Restructuring charges	(200,000)	(250,000)
Acquisition/divestiture related items (1)	(39,241)	(39,241)

Target non-GAAP expenses	$5,675,000	$5,725,000

	Range for Fiscal Year Ending
	October 31, 2026
	Low	High
Target GAAP earnings per diluted share attributed to Synopsys	$2.49	$2.91
Adjustments:
Amortization of acquired intangible assets	8.39	8.34
Stock-based compensation	5.00	4.90
Restructuring charges	1.30	1.04
Acquisition/divestiture related items (1)	0.20	0.20
Tax adjustments	(2.66)	(2.59)

Target non-GAAP earnings per diluted share attributed to Synopsys	$14.72	$14.80

Shares used in non-GAAP calculation (midpoint of target range)	193,000	193,000

(1)

Adjustments reflect actual expenses incurred by Synopsys as of April 30, 2026, and do not fully reflect all potential adjustments for future periods for the reasons set forth in “GAAP to Non-GAAP Reconciliation” below.

Forward-Looking Statements

This press release and the investor conference call contain forward-looking statements, including, but not limited to, statements concerning our short-term and long-term financial targets, expectations and objectives; our businesses, business segments, strategies, partnerships, initiatives and opportunities, including, among other things, the reallocation of resources in our Design IP segment to higher growth opportunities and planned restructuring activities; industry growth and technological trends, such as artificial intelligence, including our development and planned commercialization thereof; business and market outlook; the potential impact of the uncertain macroeconomic environment and global economic conditions on our financial results; the impact of current and future U.S. and foreign trade regulations, government actions and regulatory changes, such as export control restrictions and tariffs; the ANSYS, Inc. (Ansys) integration and its expected impact, including expected synergies and the timing thereof, our ability to create joint solutions as a combined company, and related accounting changes; planned acquisitions or divestitures, including the expected completion of the sale of the Processor IP Solutions business, and their anticipated timing and impact; our key customers, customer concentration, customer engagement, customer demand and market expansion; results and strategies related to our products, technology and services, including product development and our planned product releases and capabilities; the expected realization of our contracted but unsatisfied or partially unsatisfied performance obligations (backlog); planned stock repurchases; our expected tax rate; and the status, expected outcome or expected impact of litigation and/or regulatory investigations. These statements involve risks, uncertainties and other factors that could cause our actual results, time frames or achievements to differ materially from those expressed or implied in such forward-looking statements. Such risks, uncertainties and factors include, but are not limited to: macroeconomic conditions and geopolitical uncertainty in the global economy; uncertainty in the growth of the semiconductor and electronics industries; the highly competitive industry we operate in; actions by the U.S. or foreign governments, such as the imposition of additional export restrictions or tariffs; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations; failure to realize the benefits expected from the transactions we complete, including the acquisition of Ansys (the Ansys Merger) or unexpected difficulties or expenditures arising therefrom; risks related to inaccuracies in, or failures to achieve, our operational and business metrics or forecasts of growth; and more. Additional information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings we make with the SEC from time to time, including in the sections entitled “Risk Factors” in our latest Annual Report on Form 10-K and in our latest Quarterly Report on Form 10-Q. The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Synopsys’ most recent reports on Forms 10-K and 10-Q, each as may be amended from time to time. Synopsys’ financial results for its second quarter of fiscal year 2026 are not necessarily indicative of Synopsys’ operating results for any future periods.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call, the information contained in the financial supplement and the corporate overview presentation, each of which are available in the investor relations portion of Synopsys’ corporate website at www.synopsys.com (collectively, the Earnings Materials), represent Synopsys’ expectations and beliefs as of May 27, 2026. Although these Earnings Materials are expected to remain available on Synopsys’ website through the time Synopsys announces its results for the third quarter of fiscal year 2026, their continued availability through such time does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, including any targets, provided in the Earnings Materials, whether as a result of new information, future events or otherwise, unless required by law.

SYNOPSYS, INC.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2026	2025	2026	2025
Revenue:
Time-based products	$945,624	$828,326	$1,897,165	$1,656,564
Upfront products	546,252	510,676	1,287,782	878,800

Total products revenue	1,491,876	1,339,002	3,184,947	2,535,364
Maintenance and service	784,109	265,264	1,499,836	524,217

Total revenue	2,275,985	1,604,266	4,684,783	3,059,581
Cost of revenue:
Products	232,897	216,216	475,299	385,058
Maintenance and service	148,597	94,471	295,335	187,008
Amortization of acquired intangible assets	248,356	7,660	496,598	16,256

Total cost of revenue	629,850	318,347	1,267,232	588,322

Gross margin	1,646,135	1,285,919	3,417,551	2,471,259
Operating expenses:
Research and development	700,124	553,979	1,415,112	1,107,195
Sales and marketing	381,998	215,021	778,373	424,220
General and administrative	172,418	136,497	355,150	303,583
Amortization of acquired intangible assets	155,275	3,996	311,268	7,996
Restructuring charges	115,894	—	234,176	—

Total operating expenses	1,525,709	909,493	3,094,079	1,842,994

Operating income	120,426	376,426	323,472	628,265
Interest expense	(133,364)	(94,336)	(296,079)	(105,475)
Other income (expense), net	32,214	114,101	70,936	164,518

Income before income taxes	19,276	396,191	98,329	687,308
Provision for income taxes	2,408	47,181	16,745	40,887

Net income from continuing operations	16,868	349,010	81,584	646,421
Loss from discontinued operations, net of income taxes	—	(3,900)	—	(3,900)

Net income	16,868	345,110	81,584	642,521
Less: Net income (loss) attributed to non-controlling interest and redeemable non-controlling interest	(237)	(222)	(479)	1,506

Net income attributed to Synopsys	$17,105	$345,332	$82,063	$641,015

Net income (loss) attributed to Synopsys
Continuing operations	$17,105	$349,232	$82,063	$644,915
Discontinued operations	—	(3,900)	—	(3,900)

Net income	$17,105	$345,332	$82,063	$641,015

Net income (loss) per share attributed to Synopsys - basic:
Continuing operations	$0.09	$2.25	$0.43	$4.17
Discontinued operations	—	(0.02)	—	(0.03)

Basic net income per share	$0.09	$2.23	$0.43	$4.14

Net income (loss) per share attributed to Synopsys - diluted:
Continuing operations	$0.09	$2.24	$0.43	$4.13
Discontinued operations	—	(0.03)	—	(0.03)

Diluted net income per share	$0.09	$2.21	$0.43	$4.10

Shares used in computing per share amounts:
Basic	191,464	154,927	190,513	154,666

Diluted	192,144	156,088	191,580	156,218

SYNOPSYS, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except par value amounts)

	April 30, 2026	October 31, 2025
ASSETS:
Current assets:
Cash and cash equivalents	$2,412,472	$2,888,030
Short-term investments	71,966	72,929

Total cash, cash equivalents and short-term investments	2,484,438	2,960,959
Accounts receivable, net	1,267,305	1,505,427
Inventories	441,836	365,190
Prepaid and other current assets	1,195,391	1,180,526
Current assets held for sale	48,248	—

Total current assets	5,437,218	6,012,102
Property and equipment, net	714,744	696,693
Operating lease right-of-use assets, net	697,112	702,008
Goodwill	26,853,807	26,899,215
Intangible assets, net	11,875,418	12,679,591
Deferred income taxes	113,642	112,159
Other long-term assets	1,197,086	1,122,693

Total assets	$46,889,027	$48,224,461

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$1,185,204	$1,326,211
Operating lease liabilities	135,523	128,205
Deferred revenue	2,419,876	2,245,961
Short-term debt	22,117	22,117
Current liabilities held for sale	27,912	—

Total current liabilities	3,790,632	3,722,494
Long-term operating lease liabilities	670,475	680,698
Long-term deferred revenue	389,419	382,557
Long-term debt	10,013,845	13,462,398
Other long-term liabilities	1,547,591	1,649,299

Total liabilities	16,411,962	19,897,446

Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 191,444 and 185,994 shares outstanding, respectively	1,928	1,860
Capital in excess of par value	20,565,562	18,640,947
Retained earnings	10,397,550	10,315,487
Treasury stock, at cost: 593 and 1,222 shares, respectively	(242,827)	(398,278)
Accumulated other comprehensive loss	(244,082)	(232,414)

Total Synopsys stockholders’ equity	30,478,131	28,327,602
Non-controlling interest	(1,066)	(587)

Total stockholders’ equity	30,477,065	28,327,015

Total liabilities and stockholders’ equity	$46,889,027	$48,224,461

SYNOPSYS, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended April 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$81,584	$642,521
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	907,177	96,838
Reduction of operating lease right-of-use assets	72,852	51,728
Amortization of capitalized costs to obtain revenue contracts	41,158	25,405
Stock-based compensation	481,027	388,186
Allowance for credit losses	14,842	15,940
Loss on sale of strategic investments	—	2,435
Gain on sale of building	—	(51,385)
Loss on divestitures, net of transaction costs	—	8,299
Amortization of bridge financing costs	—	40,411
Amortization of debt issuance costs	16,903	2,348
Deferred income taxes	(121,045)	(237,170)
Other	(153)	(181)
Net changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	234,512	(74,098)
Inventories	(85,832)	(39,766)
Prepaid and other current assets	44,649	(140,472)
Other long-term assets	(87,060)	(36,058)
Accounts payable and accrued liabilities	(114,629)	(242,529)
Operating lease liabilities	(74,166)	(48,617)
Income taxes	(122,420)	(36,870)
Deferred revenue	196,367	(37,412)
Unrealized loss on settlement of interest rate treasury lock	—	(121,643)

Net cash provided by operating activities	1,485,766	207,910

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of short-term investments	11,180	35,461
Proceeds from sales of short-term investments	3,656	22,015
Purchases of short-term investments	(13,903)	(47,558)
Purchases of strategic investments	(781)	(3,368)
Purchases of property and equipment, net	(89,518)	(96,303)
Proceeds from sale of building	—	74,279
Proceeds from business divestiture, net of cash divested	—	70,082
Other	—	(611)

Net cash provided by (used in) investing activities	(89,366)	53,997

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt, net of issuance costs	—	10,034,464
Repayment of debt	(3,462,369)	(1,289)
Issuances of common stock	116,136	118,308
Payments for taxes related to net share settlement of equity awards	(217,884)	(166,872)
Common stock issuance for private placement	2,000,000	—
Purchase of equity forward contract	(37,500)	—
Purchases of treasury stock	(262,500)	—
Redemption of redeemable non-controlling interest	—	(30,000)

Net cash provided by (used in) financing activities	(1,864,117)	9,954,611
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(9,247)	8,186

Net change in cash, cash equivalents and restricted cash	(476,964)	10,224,704
Cash, cash equivalents and restricted cash, beginning of year	2,893,721	3,898,729

Cash, cash equivalents and restricted cash, end of period	$2,416,757	$14,123,433

Synopsys provides segment information, namely revenue, adjusted segment operating income and adjusted segment operating margin, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 280, Segment Reporting. Synopsys’ chief operating decision maker (CODM) is our Chief Executive Officer. In evaluating our business segments, the CODM considers the income and expenses that the CODM believes are directly related to those segments. The CODM does not allocate certain operating expenses managed at a consolidated level to our business segments and, as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table below. These unallocated expenses are presented in the table below to provide a reconciliation of the total adjusted operating income from segments to our consolidated operating income:

SYNOPSYS, INC.
Business Segment Reporting (1)
(in millions)

	Three Months Ended April 30, 2026	Three Months Ended April 30, 2025	Six Months Ended April 30, 2026	Six Months Ended April 30, 2025
Revenue by segment
- Design Automation	$1,821.8	$1,122.3	$3,823.6	$2,142.5
% of Total	80.0%	70.0%	81.6%	70.0%
- Design IP	$454.2	$482.0	$861.2	$917.1
% of Total	20.0%	30.0%	18.4%	30.0%
Adjusted operating income by segment
- Design Automation	$789.1	$458.8	$1,736.6	$863.4
- Design IP	$110.6	$150.5	$176.8	$277.1
Adjusted operating margin by segment
- Design Automation	43.3%	40.9%	45.4%	40.3%
- Design IP	24.4%	31.2%	20.5%	30.2%

Total Adjusted Segment Operating Income Reconciliation (1)
(in millions)

	Three Months Ended April 30, 2026	Three Months Ended April 30, 2025	Six Months Ended April 30, 2026	Six Months Ended April 30, 2025
GAAP total operating income – as reported	$120.4	$376.4	$323.5	$628.3
Other expenses managed at consolidated level
Amortization of acquired intangible assets	403.6	11.7	807.9	24.3
Stock-based compensation (2)	222.3	201.7	481.0	388.2
Restructuring charges	115.9	—	234.2	—
Acquisition/divestiture related items (3)	23.6	39.6	39.2	100.3
Non-qualified deferred compensation plan	13.8	(20.1)	27.6	(0.5)

Total adjusted segment operating income	$899.7	$609.3	$1,913.4	$1,140.5

(1)   Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Amounts may not foot due to rounding.

(2) The adjustment includes non-GAAP expenses attributable to non-controlling interest and redeemable non-controlling interest.

(3)   The adjustment excludes the amortization of bridge financing costs entered into in connection with the Ansys Merger that was recorded in interest expense, and certain divestiture related items that were recorded in other income (expense), net in our unaudited condensed consolidated statements of income.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but acknowledges evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal budgeting and resource allocation purposes. This press release includes non-GAAP earnings per diluted share, non-GAAP net income and non-GAAP tax rate for the periods presented. It also includes future estimates for non-GAAP expenses, non-GAAP interest and other income (expense), net, non-GAAP tax rate, non-GAAP earnings per diluted share and free cash flow. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

When possible, Synopsys provides a reconciliation of non-GAAP financial measures to their most closely applicable GAAP financial measures. Synopsys is unable to provide a full reconciliation of certain third quarter and full fiscal year 2026 non-GAAP financial targets to the corresponding GAAP financial measures on a forward-looking basis because Synopsys believes that it would not be possible for it to have the required information necessary to quantitatively reconcile such measures with sufficient precision without unreasonable efforts due to, among other things, the potential variability and limited predictability of the excluded adjustment items necessary for a full reconciliation such as certain acquisition/divestiture related items, tax deduction variability, changes in the fair value of non-qualified deferred compensation plan, and gains (losses) on the sale of strategic investments. For the same reasons, Synopsys is unable to address the probable significance of the unavailable information.

Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, as superior to, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, the corresponding GAAP financial measures. Synopsys’ management believes the presentation of non-GAAP financial measures, when shown in conjunction with the corresponding GAAP financial measures, provides useful information to investors allowing them to view financial and business trends relating to our financial condition and results of operations through the eyes of management. Synopsys’ management evaluates and makes decisions about our business operations using both GAAP financial measures and non-GAAP financial measures to help facilitate internal comparisons to Synopsys’ historical operating results and forecasted targets, planning and forecasting in subsequent periods and comparisons to competitors’ operating results.

The following are descriptions of the adjustments made to reconcile non-GAAP financial measures (other than free cash flow, which is defined in the footnote to the Financial Targets table above) to the most directly comparable GAAP financial measures:

(i) Amortization of acquired intangible assets. We incur expenses from the amortization of acquired intangible assets, which may include impairment charges from write-downs of acquired intangible assets. Acquired intangible assets include, among other things, core/developed technology, customer relationships, contract rights, trademarks and trade names, and other intangibles related to acquisitions. We amortize the intangible assets over their estimated useful lives. We do not enter into acquisitions on a predictable cycle. The amount of an acquisition’s purchase price allocated to intangible assets and their estimated useful lives can vary significantly and are unique to each acquisition. From time to time, we incur impairment charges due to write-downs of acquired intangible assets. We believe that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets, including impairment charges, provides investors and others with a consistent basis for comparison across accounting periods. We also exclude this item because such expenses are non-cash in nature and we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our core operational performance and liquidity, and ability to invest in research and development and fund future acquisitions and capital expenditures.

(ii) Stock-based compensation. Stock-based compensation expenses consist primarily of expenses related to restricted stock units, stock options, employee stock purchase rights and other stock awards, including such expenses associated with acquisitions. We exclude stock-based compensation expense from our non-GAAP financial measures primarily because it is not an expense that typically requires or will require cash settlement by us. Further, the expense for the fair value of the stock-based instruments we utilize may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards and, therefore, is not used by management to assess the core profitability of our business operations.

(iii) Acquisition/divestiture related items. In connection with certain of our business combinations and/or divestitures, we incur significant expenses that we would not have otherwise incurred as part of our business operations. These expenses include, among other things, compensation expenses, professional fees and other direct expenses, concurrent restructuring activities and divestiture activities, including employee severance and other exit costs, bridge financing costs, costs related to integration activities, debt forgiveness, changes to the fair value of contingent consideration related to the acquired company, and amortization of the fair value difference of below-market value assets arising from arrangements entered into or acquired in conjunction with an acquisition. We also recognize the gains and losses from the mark-up of equity or cost method investments to fair value upon obtaining control through acquisition. We exclude these items because they are related to acquisitions and divestitures and have no direct correlation to the core operation of our business. Further, because we do not acquire or divest businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, we believe it is useful to exclude such expenses when looking for a consistent basis for comparison across accounting periods.

(iv) Restructuring charges. We initiate restructuring activities to align our costs to our operating plans and business strategies based on then-current economic conditions, and such activities have a specific and defined term. Restructuring costs generally include severance and other termination benefits related to voluntary retirement programs, involuntary headcount reductions and facilities closures. Such restructuring costs include elimination of operational redundancy, permanent reductions in workforce and facilities closures and, therefore, are not considered by us to be a part of the core operation of our business and are not used by management when assessing the core profitability and performance of our business operations.

(v) Gains (losses) on the sale of strategic investments. We exclude gains and losses on the sale of equity investments in privately held companies because we do not believe they are reflective of our core business and operating results.

(vi) Deferred compensation. We exclude changes in the fair value of our non-qualified deferred compensation plan because we do not use these to assess the core profitability of our business operations.

(vii) Income tax effect of non-GAAP pre-tax adjustments. Excluding the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effect on net income. Beginning in fiscal year 2026, we transitioned from an annual non-GAAP tax rate to a three-year normalized non-GAAP tax rate of 18.0%. We believe this will provide better consistency across reporting periods by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency and do not necessarily reflect our normal operations. This rate is based on our projected annual rate through fiscal year 2028, primarily due to the completion of the acquisition of Ansys in the third quarter of fiscal year 2025 and the enactment of the One Big Beautiful Bill Act (the OBBB), which affects taxable income starting in fiscal year 2026 over the next several years. In projecting this rate, we evaluated our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other GAAP only adjustments described above. We also considered other factors, including our current tax structure, U.S. tax law changes, such as the OBBB which impacts Synopsys’ expensing of U.S. research expenditures commencing in fiscal year 2026, and changes to foreign derived intangible income commencing in fiscal year 2027.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the leader in engineering solutions from silicon to systems, enabling customers to rapidly innovate AI-powered products. We deliver industry-leading silicon design, IP, simulation and analysis solutions, and design services. We partner closely with our customers across a wide range of industries to maximize their R&D capability and productivity, powering innovation today that ignites the ingenuity of tomorrow. Learn more at www.synopsys.com.

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